Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

ENDURANCE SPECIALTY HOLDINGS REPORTS RECORD FOURTH QUARTER NET INCOME OF $198.8 MILLION AND RECORD FULL YEAR RETURN ON AVERAGE COMMON EQUITY OF 25.6%

PEMBROKE, Bermuda – February 7, 2007 – Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported net income of $198.8 million and $2.70 per diluted common share for the fourth quarter of 2006 versus a net loss of ($49.8) million and ($0.80) per diluted common share in the fourth quarter of 2005.

For the year ended December 31, 2006, net income was $498.1 million and $6.73 per diluted common share versus a net loss of ($220.5) million and ($3.60) per diluted common share for the year ended December 31, 2005. Net income for the years ended December 31, 2006 and 2005 included favorable prior year loss reserve development of $57.7 million and $162.5 million, respectively.

Operating highlights for the quarter ended December 31, 2006 are as follows:

•	Total premiums written of $297.9 million, which include gross premiums written and deposit premiums, increased 39.3% over the same period in 2005. Excluding 2005 reinstatement premiums of $11.6 million related to Hurricanes Katrina, Rita and Wilma, total premiums written increased 47.3% from the fourth quarter of 2005;

•	Total ceded premiums of $42.3 million versus $15.7 million in the fourth quarter of 2005;

•	Total net premiums written, including net premiums written and deposit premiums, increased 29.0% over the fourth quarter of 2005;

•	Combined ratio, excluding 6.6 percentage points of favorable prior year loss reserve development, was 72.1%;

•	Net investment income of $72.0 million increased 35.9% over the same period in 2005;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $193.6 million and $2.62 per diluted common share; and

•	Operating return on average common equity for the quarter was 9.7%.

Operating highlights for the year ended December 31, 2006 are as follows:

•	Total premiums written of $1,948.6 million, which include gross premiums written and deposit premiums, increased 7.5% over the same period in 2005. Excluding 2005 reinstatement premiums of $46.1 million related to Hurricanes Katrina, Rita and Wilma, total premiums written increased 10.3% from 2005;

•	Total ceded premiums of $204.1 million versus $49.5 million over the same period in 2005;

•	Total net premiums written, including net premiums written and deposit premiums, decreased 1.0% over the same period in 2005;

•	Combined ratio, excluding 3.5 percentage points of favorable prior year loss reserve development, was 85.0%;

•	Net investment income increased 42.7% to $257.4 million over the year ended December 31, 2005;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $500.9 million and $6.76 per diluted common share; and

•	Operating return on average common equity was 25.7%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, ‘‘I am extremely pleased with the record earnings that Endurance achieved both for the fourth quarter and for the full year of 2006. In addition to posting record earnings this year, we took significant steps to further expand and balance our book of business through growth in our specialty lines and we significantly reduced our catastrophe risk profile – accomplishments we believe will serve us well in 2007 and beyond.’’

‘‘During 2006, Endurance established two new global leadership roles within the Company to lead our Reinsurance and Insurance business segments. I am pleased to announce that William Jewett has been appointed the President and Chief Executive Officer of our reinsurance business and will be responsible for strategy, profitability and underwriting results for our reinsurance business worldwide. This appointment compliments our earlier appointment in 2006 of Michael Fujii to lead our global insurance business. Mr. Fujii has now assumed additional responsiblities in this business segment as the President and Chief Executive Officer. In addition, as part of our management realignment, Dan Izard has been appointed Chief Operating Officer of Endurance, assuming global responsibility for operating effectiveness and shared services for all of our subsidiaries. I believe the management changes we have implemented will improve our ability to coordinate our activities across the geographies in which we operate and enhance our ability to achieve our strategic objectives.’’

Operating Results

The increase in total premiums written by Endurance in the fourth quarter of 2006 and the full year of 2006 was driven by new business written within its Insurance business segment. Total premiums written in the Reinsurance business segment in the fourth quarter and the full year of 2006 remained consistent with 2005.

Endurance’s combined ratio was 65.5% in the fourth quarter of 2006 versus 122.0% for the fourth quarter of 2005. The current quarter combined ratio was favorably impacted by the low level of catastrophe losses throughout 2006 and from $26.7 million of favorable prior year loss reserve development, which emanated from both the Insurance and Reinsurance business segments. Similar to the fourth quarter, the combined ratio for the full year 2006 declined by 42.0 percentage points and reflected the absence of catastrophic activity as compared to 2005.

Insurance business segment

Gross premiums written in Endurance’s Insurance business segment for the fourth quarter and full year of 2006 were $180.6 million and $576.7 million, compared to $98.4 million and $421.4 million in the same periods in 2005. This growth in gross premiums written for the Insurance business segment resulted from continued development of the U.S. insurance operations and from the successful execution of our workers’ compensation strategy. These efforts collectively added $85.2 million of additional gross premiums written in the fourth quarter and $224.9 million during the full year of 2006 compared to the same periods in 2005. Within the U.S. based insurance operations of Endurance’s Insurance business segment, new business was written across all lines of business with the property lines of business benefiting from strong pricing on catastrophe-exposed risks.

The combined ratio was 105.6% for the Insurance business segment in the fourth quarter of 2006 versus a 70.6% combined ratio in the fourth quarter of 2005. In the fourth quarter of 2006, the combined ratio for the Insurance business segment was adversely impacted by several large fire related losses in its international property insurance business. In addition, the Insurance business segment recorded favorable prior year loss reserve development of $7.5 million and $29.3 million for the fourth quarters of 2006 and 2005, respectively, and $54.4 million and $58.0 million for the full years of 2006 and 2005, respectively. The fourth quarter and full year of 2006 prior period development were primarily due to favorable claims emergence in long tail lines of business for all prior accident years. The combined ratio in the Insurance business segment for the full year of 2006 was 89.9%, a decline of 21.9 percentage points from that experienced in 2005. The current year combined ratio benefited from the absence of significant catastrophic losses compared to the record industry losses experienced in 2005. Growth in acquisition and general and administrative expenses for the fourth quarter and the full year of 2006 compared to the same periods in 2005 were directly related to growth within Endurance’s U.S. insurance operations.

Reinsurance business segment

Total premiums written in Endurance’s Reinsurance business segment for the fourth quarter of 2006 were only slightly higher than 2005, which included $11.6 million of reinstatement premiums related to Hurricanes Katrina, Rita and Wilma. In the fourth quarter of 2006, the Reinsurance business segment experienced increases in the aerospace line of business due to adjusted premiums on certain contracts, while the remaining lines of business within the Reinsurance business segment were relatively consistent with the same period in 2005. Total premiums in the Reinsurance business segment for all of 2006 increased by a modest 2.0%, compared to total premiums recorded in 2005, excluding reinstatement premiums of $46.1 million recorded in 2005. During 2006, Endurance continued to focus on the development of lines of business in its Reinsurance segment with limited correlation with the Company’s property exposures, resulting in growth in its agriculture line of business. In addition, the Reinsurance business segment benefited from strong pricing in catastrophe exposed lines of business while reducing aggregate exposures. Overall growth in 2006 total premiums written was partially offset by an intentional reduction by Endurance in its large property and marine businesses and the termination of a large aviation contract at the end of 2005.

In the fourth quarter of 2006, the Reinsurance segment’s combined ratio was 56.0% versus 136.4% in the fourth quarter of 2005, and 81.5% for the 2006 year, a decline of 44.0 percentage points from that experienced for the full year in 2005. The current quarter and full year combined ratios benefited from the absence of significant catastrophic losses throughout 2006 compared to 2005. In addition, the Reinsurance business segment recorded favorable prior year loss reserve development of $22.2 million and $35.6 million for the fourth quarters of 2006 and 2005, respectively, and $5.0 million and $104.5 million for the full years of 2006 and 2005, respectively. Fourth quarter prior year development in both 2006 and 2005 was primarily related to lower than expected claims emergence in short tail property lines of business. The favorable prior year reserve development in the full year of 2006 was primarily due to lower than expected claims emergence in long tail lines and other specialty lines across all prior accident years, offset by adverse development within the short tail property lines, primarily in the 2005 accident year.

Investments

Endurance’s 35.9% increase in net investment income in the fourth quarter of 2006 and 42.7% increase for the full year of 2006 was due to a combination of higher portfolio yields, growth in the Company’s invested assets and strong alternative investment performance. Endurance ended the year with cash and invested assets of $5.5 billion, an increase of 9.1% from December 31, 2005. Net operating cash flow was $135.0 million for the current quarter versus $69.4 million for the fourth quarter of 2005 and $674.9 million for the current year versus $797.8 million for the year ended December 31, 2005.

Capitalization and Shareholders’ Equity

At December 31, 2006, Endurance’s GAAP shareholders’ equity was $2.3 billion or $28.87 per diluted common share versus $1.9 billion or $23.17 per diluted common share at December 31, 2005. At quarter end, total capitalization was $2.7 billion compared to $2.3 billion at December 31, 2005.

Subsequent Event

Windstorm Kyrill struck Northern and Central Europe on January 18, 2007. Based on a review of in-force contracts and preliminary loss information from clients, Endurance initially estimates that its net losses from Windstorm Kyrill after reinsurance, reinstatement premiums and tax benefits, are expected to be between $30 and $40 million. Due to the limited claims data at this time, Endurance’s losses from Windstorm Kyrill may ultimately differ materially from our preliminary estimated losses. Losses incurred by Endurance from Windstorm Kyrill will be recorded in the first quarter of 2007.

Endurance will host a conference call on Thursday, February 8, 2007 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 819-9193 (toll-free) or (913) 981-4911 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 22, 2007 by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (international) and entering the pass code: 4767099.

The public may access a live broadcast of the conference call at the ‘‘Investors’’ section of Endurance’s website, www.endurance.bm.

A copy of Endurance’s financial supplement for the fourth quarter of 2006 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share and total premiums written are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, workers’ compensation and professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. Endurance’s operating subsidiaries have been assigned a group rating of A (stable outlook) from Standard & Poor’s, A− (positive outlook) (Excellent) from A.M. Best and A2 by Moody’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2005.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	December 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$ 547,772	$ 468,015
Fixed maturity investments available for sale, at fair value	4,714,204	4,323,339
Investments in other ventures, under equity method	253,068	161,883
Premiums receivable, net	660,570	575,109
Deferred acquisition costs	168,809	162,592
Securities lending collateral	226,762	408,663
Prepaid reinsurance premiums	105,058	27,132
Losses recoverable	44,244	17,248
Accrued investment income	40,692	33,734
Intangible assets	70,366	65,633
Deferred tax assets	54,019	69,360
Other assets	39,990	35,699
Total Assets	$ 6,925,554	$ 6,348,407
Liabilities
Reserve for losses and loss expenses	$ 2,701,686	$ 2,603,590
Reserve for unearned premiums	843,202	803,629
Net deposit liabilities	161,024	92,523
Securities lending payable	226,762	408,663
Reinsurance balances payable	172,328	85,281
Debt	447,172	447,092
Other liabilities	75,506	35,086
Total Liabilities	4,627,680	4,475,864
Shareholders’ Equity
Preferred shares Series A, non-cumulative – 8,000 issued and outstanding (2005 – 8,000)	8,000	8,000
Common shares 66,480 issued and outstanding (2005 – 66,139)	66,480	66,139
Additional paid-in capital	1,458,063	1,453,722
Accumulated other comprehensive loss	(14,465)	(19,672)
Retained earnings	779,796	364,354
Total Shareholders’ Equity	2,297,874	1,872,543
Total Liabilities and Shareholders’ Equity	$ 6,925,554	$ 6,348,407
Book Value per Common Share
Dilutive common shares outstanding	72,654,109	72,173,426
Diluted book value per common share[a]	$ 28.87	$ 23.17

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2005, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Revenues
Gross premiums written	$ 290,795	$ 192,632	$ 1,789,642	$ 1,668,877
Net premiums written	248,455	176,937	1,585,564	1,619,349
Change in unearned premiums	155,260	230,072	53,010	104,345
Net premiums earned	403,715	407,009	1,638,574	1,723,694
Other underwriting income (loss)	1,718	(7,494)	1,390	(4,818)
Net investment income	72,033	52,974	257,449	180,451
Net realized losses on sales of investments	(1,908)	(3,310)	(20,342)	(8,244)
Total revenues	475,558	449,179	1,877,071	1,891,083
Expenses
Losses and loss expenses	131,420	386,360	827,630	1,650,943
Acquisition expenses	81,187	79,383	317,489	331,309
General and administrative expenses	51,879	30,967	190,373	146,419
Amortization of intangibles	1,126	1,158	4,600	4,694
Net foreign exchange (gains) losses	(9,771)	2,786	(21,021)	5,140
Interest expense	7,528	7,321	30,041	24,210
Total expenses	263,369	507,975	1,349,112	2,162,715
Income (loss) before income taxes	212,189	(58,796)	527,959	(271,632)
Income tax (expense) benefit	(13,379)	9,025	(29,833)	51,148
Net income (loss)	198,810	(49,771)	498,126	(220,484)
Preferred dividends	(3,875)	(2,720)	(15,500)	(2,720)
Net income (loss) available to common shareholders	$ 194,935	$ (52,491)	$ 482,626	$ (223,204)
Per share data
Weighted average number of common and common equivalent shares outstanding:
Basic	66,561,251	65,951,584	66,435,712	62,029,076
Diluted	72,261,321	65,951,584	71,755,303	62,029,076
Basic earnings (loss) per common share	$ 2.93	$ (0.80)	$ 7.26	$ (3.60)
Diluted earnings (loss) per common share	$ 2.70	$ (0.80)	$ 6.73	$ (3.60)

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2005, which was derived from Company’s audited financial statements.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended December 31, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting	Reported Totals
Revenues
Gross premiums written	$ 180,584	$117,313	$297,897	$ (7,102)	$290,795
Ceded premiums written	(42,148)	(192)	(42,340)	—	(42,340)
Net premiums written	$138,436	$117,121	$255,557	$ (7,102)	$248,455
Net premiums earned	$102,921	$338,266	$441,187	$(37,472)	$403,715
Other underwriting income	—	—	—	1,718	1,718
Net premiums earned	$102,921	$338,266	$441,187	$(35,754)	$405,433
Expenses
Net losses and loss expenses	$ 83,370	$ 69,483	$152,853	$(21,433)	$131,420
Acquisition expenses	11,382	81,883	93,265	(12,078)	81,187
General and administrative expenses	13,983	37,896	51,879	—	51,879
	$108,735	$189,262	$297,997	$(33,511)	$264,486
Underwriting (loss) income	$ (5,814)	$149,004	$143,190	$ (2,243)	$140,947
Net loss ratio	81.0%	20.6%	34.6%	57.2%	32.6%
Acquisition expense ratio	11.1%	24.2%	21.1%	32.2%	20.1%
General and administrative expense ratio	13.5%	11.2%	11.8%	—	12.8%
Combined ratio	105.6%	56.0%	67.5%	89.4%	65.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended December 31, 2005
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting	Reported Totals
Revenues
Gross premiums written	$ 98,373	$ 115,415	$ 213,788	$(21,156)	$ 192,632
Ceded premiums written	(15,888)	193	(15,695)	—	(15,695)
Net premiums written	$ 82,485	$ 115,608	$ 198,093	$(21,156)	$ 176,937
Net premiums earned	$ 95,029	$ 346,415	$ 441,444	$(34,435)	$ 407,009
Other underwriting income	—	—	—	(7,494)	(7,494)
Net premiums earned	$ 95,029	$ 346,415	$ 441,444	$(41,929)	$ 399,515
Expenses
Net losses and loss expenses	$ 51,209	$ 368,720	$ 419,929	$(33,569)	$ 386,360
Acquisition expenses	6,419	82,169	88,588	(9,205)	79,383
General and administrative expenses	9,485	21,482	30,967	—	30,967
	$ 67,113	$ 472,371	$ 539,484	$(42,774)	$ 496,710
Underwriting income (loss)	$ 27,916	$(125,956)	$(98,040)	$ 845	$(97,195)
Net loss ratio	53.9%	106.5%	95.1%	97.5%	94.9%
Acquisition expense ratio	6.7%	23.7%	20.1%	26.7%	19.5%
General and administrative expense ratio	10.0%	6.2%	7.0%	—	7.6%
Combined ratio	70.6%	136.4%	122.2%	124.2%	122.0%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the year ended December 31, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting	Reported Totals
Revenues
Gross premiums written	$ 576,745	$1,371,889	$1,948,634	$(158,992)	$1,789,642
Ceded premiums written	(160,108)	(43,970)	(204,078)	—	(204,078)
Net premiums written	$ 416,637	$1,327,919	$1,744,556	$(158,992)	$1,585,564
Net premiums earned	$ 371,762	$1,447,167	$1,818,929	$(180,355)	$1,638,574
Other underwriting income	—	—	—	1,390	1,390
Net premiums earned	$ 371,762	$1,447,167	$1,818,929	$(178,965)	$1,639,964
Expenses
Net losses and loss expenses	$ 252,310	$696,962	$ 949,272	$(121,642)	$ 827,630
Acquisition expenses	32,528	341,194	373,722	(56,233)	317,489
General and administrative expenses	49,524	140,849	190,373	—	190,373
	$ 334,362	$1,179,005	$1,513,367	$(177,875)	$1,335,492
Underwriting income	$ 37,400	$ 268,162	$ 305,562	$ (1,090)	$ 304,472
Net loss ratio	67.9%	48.2%	52.2%	67.4%	50.5%
Acquisition expense ratio	8.7%	23.6%	20.5%	31.2%	19.4%
General and administrative expense ratio	13.3%	9.7%	10.5%	—	11.6%
Combined ratio	89.9%	81.5%	83.2%	98.6%	81.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the year ended December 31, 2005
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting	Reported Totals
Revenues
Gross premiums written	$ 421,431	$ 1,390,737	$1,812,168	$(143,291)	$ 1,668,877
Ceded premiums written	(33,778)	(15,750)	(49,528)	—	(49,528)
Net premiums written	$ 387,653	$ 1,374,987	$1,762,640	$(143,291)	$ 1,619,349
Net premiums earned	$ 364,175	$ 1,439,266	$1,803,441	$ (79,747)	$ 1,723,694
Other underwriting income	—	—	—	(4,818)	(4,818)
Net premiums earned	$ 364,175	$ 1,439,266	$1,803,441	$(84,565)	$ 1,718,876
Expenses
Net losses and loss expenses	$ 343,577	$ 1,368,284	$1,711,861	$ (60,918)	$ 1,650,943
Acquisition expenses	27,483	327,236	354,719	(23,410)	331,309
General and administrative expenses	35,987	110,432	146,419	—	146,419
	$ 407,047	$ 1,805,952	$2,212,999	$ (84,328)	$ 2,128,671
Underwriting loss	$(42,872)	$ (366,686)	$(409,558)	$(237)	$ (409,795)
Net loss ratio	94.3%	95.1%	94.9%	76.4%	95.8%
Acquisition expense ratio	7.6%	22.7%	19.7%	29.4%	19.2%
General and administrative expense ratio	9.9%	7.7%	8.1%	—	8.5%
Combined ratio	111.8%	125.5%	122.7%	105.8%	123.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2006	2005	2006	2005	2006	2005
Loss ratio	81.0%	53.9%	20.6%	106.5%	32.6%	94.9%
Acquisition expense ratio	11.1%	6.7%	24.2%	23.7%	20.1%	19.5%
General and administrative expense ratio	13.5%	10.0%	11.2%	6.2%	12.8%	7.6%
Combined ratio	105.6%	70.6%	56.0%	136.4%	65.5%	122.0%

Effect of Prior Year Net Loss Reserve Development

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2006	2005	2006	2005	2006	2005
Loss ratio	7.3%	30.8%	6.6%	10.3%	6.6%	15.9%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2006	2005	2006	2005	2006	2005
Loss ratio	88.3%	84.7%	27.2%	116.8%	39.2%	110.8%
Acquisition expense ratio	11.1%	6.7%	24.2%	23.7%	20.1%	19.5%
General and administrative expense ratio	13.5%	10.0%	11.2%	6.2%	12.8%	7.6%
Combined ratio	112.9%	101.4%	62.6%	146.7%	72.1%	137.9%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the year ended December 31
	Insurance		Reinsurance		Total
	2006	2005	2006	2005	2006	2005
Loss ratio	67.9%	94.3%	48.2%	95.1%	50.5%	95.8%
Acquisition expense ratio	8.7%	7.6%	23.6%	22.7%	19.4%	19.2%
General and administrative expense ratio	13.3%	9.9%	9.7%	7.7%	11.6%	8.5%
Combined ratio	89.9%	111.8%	81.5%	125.5%	81.5%	123.5%

Effect of Prior Year Net Loss Reserve Development

	For the year ended December 31
	Insurance		Reinsurance		Total
	2006	2005	2006	2005	2006	2005
Loss ratio	14.6%	15.9%	0.3%	7.3%	3.5%	9.4%

Net of Prior Year Net Loss Reserve Development

	For the year ended December 31
	Insurance		Reinsurance		Total
	2006	2005	2006	2005	2006	2005
Loss ratio	82.5%	110.2%	48.5%	102.4%	54.0%	105.2%
Acquisition expense ratio	8.7%	7.6%	23.6%	22.7%	19.4%	19.2%
General and administrative expense ratio	13.3%	9.9%	9.7%	7.7%	11.6%	8.5%
Combined ratio	104.5%	127.7%	81.8%	132.8%	85.0%	132.9%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following is a reconciliation of Endurance’s total premiums written including gross premiums written and deposit premiums (a non-GAAP measure) to gross premiums written for the quarter and year ended December 31, 2006 and 2005:

	Quarter Ended December 31, 2006			Quarter Ended December 31, 2005
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$ 44,268	—	$ 44,268	$ 25,694	—	$ 25,694
Casualty	35,976	—	35,976	35,318	—	35,318
Healthcare liability	17,067	—	17,067	21,156	—	21,156
Workers’ compensation	62,355	—	62,355	—	—	—
Professional lines	20,918	—	20,918	16,205	—	16,205
SUBTOTAL INSURANCE	$180,584	—	$180,584	$ 98,373	—	$ 98,373
Reinsurance
Casualty	$ 43,514	$6,897	$ 50,411	$ 31,041	$14,316	$ 45,357
Property	21,284	886	22,170	13,361	7,265	20,626
Catastrophe	18,912	—	18,912	24,401	—	24,401
Agriculture	(1,136)	(988)	(2,124)	(779)	—	(779)
Marine	14,787	557	15,344	21,626	—	21,626
Aerospace	10,795	—	10,795	1,400	—	1,400
Surety and other specialty	2,055	(250)	1,805	3,209	(425)	2,784
SUBTOTAL REINSURANCE	$110,211	$7,102	$117,313	$ 94,259	$21,156	$115,415
Total	$290,795	$7,102	$297,897	$192,632	$21,156	$213,788

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

	Year Ended December 31, 2006			Year Ended December 31, 2005
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$ 173,292	—	$ 173,292	$ 112,736	—	$ 112,736
Casualty	128,933	—	128,933	129,951	—	129,951
Healthcare liability	106,988	—	106,988	117,120	—	117,120
Workers’ compensation	93,779	—	93,779	—	—	—
Professional lines	73,753	—	73,753	61,624	—	61,624
SUBTOTAL INSURANCE	$ 576,745	—	$ 576,745	$ 421,431	—	$ 421,431
Reinsurance
Casualty	$ 283,829	$116,282	$ 400,111	$ 312,706	$ 72,898	$ 385,604
Property	290,111	28,772	318,883	312,619	49,240	361,859
Catastrophe	292,710	(955)	291,755	290,257	10,635	300,892
Agriculture	101,518	5,586	107,104	33,035	—	33,035
Marine	97,803	5,584	103,387	109,033	9,943	118,976
Aerospace	76,816	—	76,816	120,501	—	120,501
Surety and other Specialty	70,110	3,723	73,833	69,295	575	69,870
SUBTOTAL REINSURANCE	$1,212,897	$158,992	$1,371,889	$1,247,446	$143,291	$1,390,737
Total	$1,789,642	$158,992	$1,948,634	$1,668,877	$143,291	$1,812,168

Total premiums written including gross premiums written and deposit premiums is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance’s net income (loss) and net income (loss) per diluted common share to operating income (loss), operating income (loss) per diluted common share and annualized operating return on average common equity (all non-GAAP measures) for the quarter and year ended December 31, 2006 and 2005:

	Quarter Ended		Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net income (loss)	$ 198,810	$ (49,771)	$ 498,126	$ (220,484)
Add (Less) after-tax items:
Net foreign exchange (gains) losses	(6,985)	1,692	(15,168)	4,704
Net realized losses on investments	1,741	3,098	17,951	7,459
Operating income (loss) before preferred dividends	$ 193,566	$ (44,981)	$ 500,909	$ (208,321)
Preferred dividends	(3,875)	(2,720)	(15,500)	(2,720)
Operating income (loss) available to common shareholders	$ 189,691	$ (47,701)	$ 485,409	$ (211,041)

Weighted average dilutive common shares	72,261,321	65,951,584	71,755,303	62,029,076

Operating income (loss) per diluted share	$2.63	$(0.72)	$ 6.76	$(3.40)

Average common equity[a]	$2,007,524	$ 1,615,319	$1,885,209	$ 1,767,499

Operating return on average common equity	9.4%	(3.0%)	25.7%	(11.9%)
Annualized operating return on average common equity	37.8%	(11.8%)	25.7%	(11.9%)

Diluted per common share data
Net income (loss)	$ 198,810	$ (49,771)	$ 498,126	$ (220,484)
Preferred dividends	(3,875)	(2,720)	(15,500)	(2,720)
Net income (loss) available to common shareholders	$ 194,935	$ (52,491)	$ 482,626	$ (223,204)
Return on average common equity, Net income (loss)	9.7%	(3.2%)	25.6%	(12.6%)
Annualized return on average common equity, Net income (loss)	38.8%	(13.0%)	25.6%	(12.6%)

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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